Exhibit 99.1

September 27, 2021

Helmerich & Payne, Inc. Announces Upsize and Pricing of $550
Million Offering of 2.900% Senior Notes due 2031

TULSA, Okla., September 27, 2021 -- Helmerich & Payne, Inc. (NYSE:HP) (“H&P” or the “Company”) announced today that it has priced its previously announced private offering (the “Offering”) of $550 million aggregate principal amount of 2.900% senior notes due 2031 (the “Notes”) to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offering size was increased from the previously announced offering size of $500 million in aggregate principal amount.

The Company intends to use the net proceeds from the Offering, plus cash on hand, to redeem and retire all of the Company’s outstanding 4.65% Senior Notes due 2025 (the “2025 Notes”). As of the date of this press release, $487.1 million aggregate principal amount of the 2025 Notes are outstanding. The Offering is not conditioned on the redemption of the 2025 Notes.

The Offering is expected to close on September 29, 2021, subject to customary closing conditions.

The Notes have not been registered under the Securities Act or any state or foreign securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and any applicable state or foreign securities laws.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made solely pursuant to a private offering circular and only to such persons and in such jurisdictions as are permitted under applicable law.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the closing of the Offering, the intended use of proceeds or other aspects of the Offering and the Notes, and the redemption of the 2025 Notes, are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the Securities and Exchange Commission, including but not limited to its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

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IR Contact:

Dave Wilson, Vice President of Investor Relations

918-588-5190

investor.relations@hpinc.com